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EXHIBIT 23



                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Ohio Casualty Corporation, which is incorporated by reference in Ohio Casualty Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.





PricewaterhouseCoopers LLP


New York, New York
November 16, 2001